Exhibit 10.3
Federal Signal Corporation
2005 Executive Incentive Compensation Plan (2010 Restatement)
Nonqualified Stock Option Award Agreement
     You have been selected to be a Participant in the Federal Signal Corporation 2005 Executive Incentive Compensation Plan (2010 Restatement) (the “Plan”), as specified below:

Participant:

Date of Grant:

Date of Expiration:

Number of Option Shares:

Option Price:

Vesting Schedule:

     This Nonqualified Stock Option Award is subject to the terms and conditions set forth on the following pages.
     IN WITNESS WHEREOF, the parties have caused this Award Agreement to be executed as of the Date of Grant.

Federal Signal Corporation

By:

Participant:

This document constitutes part of the prospectus covering
securities that have been registered under the Securities Act of 1933.
     THIS AWARD AGREEMENT, effective as of the Date of Grant set forth above, represents the grant of nonqualified stock options (the “Options”) by Federal Signal Corporation, a Delaware corporation (the “Company”), to the Participant named above, pursuant to the provisions of the Plan.
     The Plan provides a complete description of the terms and conditions governing the Options. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Award Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:
     1. Grant of Stock Options. The Company hereby grants to the Participant the number of Options set forth above to purchase the number of shares of Company common stock (“Shares”) set forth above, at the stated Option Price, which is one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant, in the manner and subject to the terms and conditions of the Plan and this Award Agreement. Subject to Section 11 herein, each Option shall be exercisable into one Share.
     2. Exercise of Stock Options. Except as hereinafter provided, the Participant may exercise these Options at any time after the Date of Grant, and according to the vesting schedule set forth on the previous page, provided that no exercise may occur subsequent to the close of business on the Date of Expiration.
     These Options may be exercised in whole or in part, but not for less than one hundred (100) Shares at any one time, unless fewer than one hundred (100) Shares then remain subject to the Options, and the Options are then being exercised as to all such remaining Shares.
     3. Limitations on Exercise. The Participant must exercise all rights under this Award Agreement prior to the tenth anniversary of the Date of Grant (i.e., the Options will expire upon the tenth anniversary). The Participant may sell the Shares acquired via these Options at any time.
     4. Termination of Employment by Death. In the event the employment of the Participant is terminated by reason of death, all outstanding Options not yet vested shall become immediately fully vested and, along with all previously vested Options, shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of death, whichever period is shorter, by such person or persons as shall have have acquired the Participant’s rights under the Options by will or by the laws of descent and distribution.
     5. Termination of Employment by Disability. In the event the employment of the Participant is terminated by reason of Disability, all outstanding Options not yet vested shall become immediately fully vested and, along with all previously vested Options, shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date that the Committee determines the definition of Disability to have been satisfied, whichever period is shorter. For purposes of this Award Agreement, Disability shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan, or if no such plan exists, at the discretion of the Committee.
     6. Termination of Employment by Retirement. In the event the employment of the Participant is terminated by reason of retirement (as determined by the Committee), all outstanding Options previously vested shall remain exercisable at any time prior to their expiration date, or for three (3) years after the effective date of retirement, whichever period is shorter. All outstanding Options not yet vested shall be forfeited.
     7. Termination of Employment for Other Reasons. If the employment of the Participant shall terminate for any reason other than the reasons set forth in Sections 4 through 6 or Section 9 herein, all previously vested Options shall remain exercisable for a period of three months from the effective date of termination. Except as set forth in Section 9, the portion of the Options not yet vested as of the date of termination shall be forfeited. The transfer of employment of the Participant between the Company and any affiliate or Subsidiary (or between affiliates and/or Subsidiaries) shall not be deemed a termination of employment for purposes of this Award Agreement. In the event of termination of employment (whether or not in breach of local labor laws), the Company shall have the exclusive discretion to determine the date of termination of employment for purposes of this Award. Such termination date shall be the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law).
     8. Change in Control. In the event of a Change in Control (as that term is defined in the Company’s Change in Control Policy), the Participant’s right to exercise these Options shall immediately vest one hundred percent (100%) as of the first date that the definition of Change in Control has been fulfilled, and shall remain as such for the remaining term of the Options.
     9. Acceleration of Vesting of Options in the Event of Divestiture of Business Segment. In the event that the “Business Segment” (as that term is defined in this Section below) in which the Participant is primarily employed as of the “Divestiture Date” (as that term is defined in this Section below) is the subject of a “Divestiture of a Business Segment” (as that term is defined in this Section below), and such divestiture results in the termination of the Participant’s employment with the Company and its subsidiaries for any reason, the Participant’s right to exercise the Options subject to this Agreement shall immediately vest and the Options shall become immediately exercisable as of the Divestiture Date as to that portion of these Options that are not vested and exercisable as of such date. The Options shall remain exercisable as to all shares subject thereto for a period of three months after the Divestiture Date.
     For purposes of this Agreement, the term “Business Segment” shall mean a business line which the Company treats as a separate business segment under the segment reporting rules under generally accepted accounting principles as used in the United States, which currently includes the following: Safety and Security Systems Group, Fire Rescue Group, ,Environmental Solutions Group and Federal Signal Technologies Group. Likewise, the term “Divestiture Date”

shall mean the date that a transaction constituting a Divestiture of a Business Segment is finally consummated.
     For purposes of this Agreement, the term “Divestiture of a Business Segment” means the following:
(a)
When used with reference to the sale of stock or other securities of a Business Segment that is or becomes a separate corporation, limited liability company, partnership or other separate business entity, the sale, exchange, transfer, distribution or other disposition of the ownership, either beneficially or of record or both, by the Company or one of its subsidiaries to “Nonaffiliated Persons” (as that term is defined in this Section below) of 100% of either (a) the then-outstanding common stock (or the equivalent equity interests) of the Business Segment or (b) the combined voting power of the then-outstanding voting securities of the Business Segment entitled to vote generally in the election of the board of directors or the equivalent governing body of the Business Segment;

(b)
When used with reference to the merger or consolidation of a Business Segment that is or becomes a separate corporation, limited liability company, partnership or other separate business entity, any such transaction that results in Nonaffiliated Persons owning, either beneficially or of record or both, 100% of either (a) the then-outstanding common stock (or the equivalent equity interests) of the Business Segment or (b) the combined voting power of the then-outstanding voting securities of the Business Segment entitled to vote generally in the election of the board of directors or the equivalent governing body of the Business Segment; or

(c)
When used with reference to the sale of the assets of the Business Segment, the sale, exchange, transfer, liquidation, distribution or other disposition of all or substantially all of the assets of the Business Segment necessary or required to operate the Business Segment in the manner that the Business Segment had been operated prior to the Divestiture Date.

     For purposes of this Agreement, the term “Nonaffiliated Persons” shall mean any persons or business entities which do not control, or which are not controlled by or under common control with, the Company.
     10. Restrictions on Transfer. Unless determined otherwise by the Committee pursuant to the terms of the Plan, these Options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, these Options shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

     11. Recapitalization. In the event there is any change in the Company’s Shares through the declaration of stock dividends or through recapitalization resulting in stock split-ups or through merger, consolidation, exchange of Shares, or otherwise, the Committee may, in its sole discretion, make such adjustments to these Options that it deems necessary in order to prevent dilution or enlargement of the Participant’s rights.
     12. Procedure for Exercise of Options. These Options may be exercised by delivery of written notice to the Company at its executive offices, addressed to the attention of the corporate secretary. Such notice: (a) shall be signed by the Participant or his or her legal representative; (b) shall specify the number of Options being exercised and thus the number of full Shares then elected to be purchased with respect to the Options; and (c) shall be accompanied by payment in full of the Option Price of the Shares to be purchased, and the Participant’s copy of this Award Agreement.
     The Option Price upon exercise of these Options shall be payable to the Company in full either: (a) in cash or its equivalent (acceptable cash equivalents shall be determined at the sole discretion of the Committee); or (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that, except as otherwise determined by the Committee, the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); or (c) by a combination of (a) and (b).
     Subject to the approval of the Committee, the Participant may be permitted to exercise pursuant to a “cashless exercise” procedure, as permitted under Federal Reserve Board’s Regulation T, subject to securities law restrictions, or by any other means which the Committee, in its sole discretion, determines to be consistent with the Plan’s purpose and applicable law.
     The Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of shares purchased under the Option. The Company shall maintain a record of all information pertaining to the Participant’s rights under this Award Agreement, including the number of Shares for which the Options are exercisable. If all of the Options granted pursuant to this Award Agreement have been exercised, this Award Agreement shall be returned to the Company and canceled.
     13. Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to the Shares subject to this Award Agreement until such time as the option purchase price has been paid, and the Shares have been issued and delivered to him or her.
     14. Responsibility for Taxes and Withholding
Regardless of any action the Company, any of its Subsidiaries and/or the Participant’s employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or any of its affiliates. The Participant further acknowledges that the Company and/or its Subsidiaries (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Options, including, but not limited to, the grant, vesting or exercise of the Options , the delivery of shares of Stock, the subsequent sale of shares acquired pursuant to such delivery and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of any award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant becomes subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, the Participant acknowledges that the Company and/or its Subsidiaries may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
     Prior to any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company and/or its Subsidiaries to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or its Subsidiaries, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:
     (a) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or its Subsidiaries; or
     (b) withholding from proceeds of the shares of Stock acquired following exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization); or
     (c) withholding in shares of Stock to be delivered upon exercise of the Option
To avoid negative accounting treatment, the Company and/or its Subsidiaries may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Participant is deemed to have been issued the full number of shares attributable to the Options , notwithstanding that a number of shares of Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan.
     Finally, the Participant shall pay to the Company and/or its Subsidiaries any amount of Tax-Related Items that the Company and/or its Subsidiaries may be required to withhold or account for as a result of the Participant’s participation in the Plan that are not satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
     15. Continuation of Employment. This Award Agreement shall not confer upon the Participant any right to continuation of employment by the Company, nor shall this Award

Agreement interfere in any way with the Company’s right to terminate the Participant’s employment at any time.
     16. Entire Award; Modification
     This Award Agreement and the Plan constitutes the entire agreement between the parties with respect to the terms and supersede all prior or written or oral negotiations, commitments, representations and agreements with respect thereto. The terms and conditions set forth in this Award Agreement may only be modified or amended in writing, signed by both parties.
     17. Governing Law and Severability
This Award Agreement shall be construed and administered in accordance with the laws of the State of Illinois. This Award Agreement shall inure to the benefit of, and be binding upon, the Company and the Participant and their heirs, legal representatives, successors and permitted assigns. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award Agreement, and this Award Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein. Subject to the terms and conditions of the Plan and any rules adopted by the Company and applicable to this Award Agreement, which are incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations. Section headings used herein are for convenience of reference only and shall not be considered in construing this Award Agreement.
     18. Consent to Release and Transfer Data
          The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Options and/or shares of Stock held and the details of any other entitlement to shares of Stock awarded, exercised, cancelled, vested, unvested or outstanding for the purpose of implementing, administering and managing the Participant’s participation in the Plan (the “Data”). The Participant understands that the Data may be transferred to the Company or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that any recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative or the Company’s stock plan administrator. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of Options under the Plan or with whom shares of Common Stock acquired pursuant to the exercise or cash from the sale of such shares may be deposited. Furthermore, the Participant acknowledges and understands that the transfer of the Data to the Company or to any third parties is necessary for the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein by contacting the Participant’s local human resources representative or the Company’s stock plan administrator in writing. The Participant further acknowledges that withdrawal of consent may affect his or her ability to vest in or realize benefits from the Options, and the Participant’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative or the Company’s stock plan administrator.
     19. Electronic Delivery and Acceptance
     The Participant hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, plan documents, prospectus and prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other incentive award made or offered under the Plan. The Participant understands that, unless revoked by giving written notice to the Company pursuant to the Plan, this consent will be effective for the duration of the Agreement. The Participant also understands that the Participant will have the right at any time to request that the Company deliver written copies of any and all materials referred to above. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that the Participant’s electronic signature is the same as, and will have the same force and effect as, the Participant’s manual signature. The Participant consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.
     21. English Language
     The Participant acknowledges and agrees that it is the Participant’s express intent that this Award Agreement, the Plan and all other documents, rules, procedures, forms, notices and legal proceedings entered into, given or instituted pursuant to the Award, be drawn up in English. If the Participant has received this Award Agreement, the Plan or any other rules, procedures, forms or documents related to the Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

22. Miscellaneous.
(a)
This Award Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any Shares acquired pursuant to these Options, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under applicable federal and state tax law, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Award Agreement, all of which shall be binding upon the Participant.

(b)
The Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any material way adversely affect the Participant’s vested rights under this Award Agreement, without the written consent of the Participant.

(c)
The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation), domestic or foreign, required by law to be withheld with respect to any exercise of the Participant’s rights under this Award Agreement.

The Participant may elect, subject to any procedural rules adopted by the Committee, to satisfy the minimum statutory withholding requirement, in whole or in part, by having the Company withhold Shares having an aggregate Fair Market Value on the date the tax is to be determined, equal to such minimum statutory withholding tax.

(d)	The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities and tax laws in exercising his or her rights under this Award Agreement.

(e)	This Award Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(f)
All obligations of the Company under the Plan and this Award Agreement, with respect to these Options, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(g)	To the extent not preempted by federal law, this Award Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
23. Appendix
     Notwithstanding any provision of this Award Agreement to the contrary, this grant of this Option and the shares of Stock acquired under the Plan shall be subject to any and all special terms and provisions, if any, as set forth in the Appendix for the Participant’s country of residence.